UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2020

BUNKER HILL MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

82 Richmond Street East, Toronto, Ontario, Canada	M5C 1P1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 416-477-7771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On February 26, 2020, Bunker Hill Mining Corporation (the “Company”) announced that it closed the first tranche (the “First Tranche”) of the non-brokered private placement of common shares of the Company (“Common Shares”) at $0.56 per Common Share for gross proceeds of up to C$4,000,000, subject to the Company’s over-allotment option (the “Offering”), that was previously announced in the Company’s January 31, 2020 news release.

The First Tranche consisted of the sale of 3,687,501 Common Shares for gross proceeds of $2,065,000. 696,428 Common Shares were issued under the First Tranche in satisfaction of indebtedness owed to a creditor of the Company in respect of a loan made previously to the Company.

The Company expects to close subsequent tranches of the Offering in the coming weeks.

The net proceeds from the Offering shall be primarily used for lease and other payments required to keep the Company’s option interest in Bunker Hill Mine in good standing, for further development of the Bunker Hill Mine, and for general corporate and working capital purposes.

The securities issued in connection with the First Tranche will be subject to a customary four month and a day hold period in accordance with applicable Canadian securities laws and to a concurrent six month hold period in accordance with applicable U.S. securities laws.

The issuance of the Common Shares was exempt from registration under the Securities Act of 1933, as amended, by virtue of Regulation S.

Related Party Transaction

In connection with the First Tranche, the Company as compensation for his services in relation to the First Tranche, has issued 239,284 finder’s warrants (“Finder’s Warrants”) to Sebastian Marr, who by virtue of holding over 10% of the issued and outstanding Common Shares prior to the closing of the First Tranche is an insider of the Company, as such term is defined in Canadian securities legislation. Each Finder’s Warrants can be exercised into a Common Share at $0.70 per Common Share for 24 months following the issuance of Finder’s Warrants. The issuance of Finder’s Warrants to Mr. Marr constitutes a “related party transaction” as such term is defined under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company is relying on exemptions from the formal valuation and minority shareholder approval requirements provided under MI 61-101 on the basis that the value of the Finder’s Warrants issued to Mr. Marr in connection with the closing of the First Tranche does not exceed 25% of the fair market value of the Company’s market capitalization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

Date: March 5, 2020	By:	/s/ John Ryan
John Ryan
CEO, Principal Executive Officer